SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): September 9, 2004


                              INVACARE CORPORATION
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)


                                      OHIO
                                      ----
                 (State or Other Jurisdiction of Incorporation)


            0-12938                                  95-2680965
      -------------------                       -------------------
     (Commission File No.)                (IRS Employer Identification No.)


               One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
              ----------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (440) 329-6000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 204.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

               Effective September 1, 2004, Invacare Corporation (the "company") and the lenders named therein entered into a Bridge Credit Agreement. The agreement provided that the lenders' obligation to lend, and the company's obligation to borrow, amounts under the agreement were contingent upon the satisfaction of certain terms and conditions, which were satisfied on September 9, 2004. Pursuant to the agreement, the company has borrowed 100,000,000 Euros in order to provide funds for the company's general corporate purposes, including financing the Domus acquisition and expenses incurred in connection therewith as described in Item
               2.01 of this Current Report on Form 8-K. The debt covenants for the agreement are consistent with those already applicable under the company's pre-existing borrowing arrangements. The amount borrowed is due one year from the date of the agreement with interest payable based upon the rate as determined in accordance with the pricing schedule, consistent with the pre-existing borrowing arrangements, attached to the agreement.

               The Bridge Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

               The company announced earlier today, September 9, 2004, that it had finalized the acquisition of 100% of the shares of WP Domus GmbH from WP Domus LLC, a company owned by investment funds managed by Warburg Pincus LLC ("Seller"), which was originally announced August 2, 2004. The purchase price was 190 million Euros or approximately $230 million based on current exchange rates, which was paid in cash. The acquisition was consummated after satisfaction of certain conditions, including receipt of all requisite regulatory approvals.

               The terms of the acquisition are set forth in the Sale and Purchase Agreement and related guarantee dated September 9, 2004, filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K, and incorporated herein by reference.

               The terms of the transaction and consideration paid were the result of arm's length negotiations between the company and the Seller. Prior to the completion of the transaction, neither the company nor any of its affiliates or officers, directors or their associates had any material relationship with the Seller.

               The press release announcing the completion of the acquisition, issued by the company on September 9, 2004, is filed as Exhibit
               99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired

          The required financial statements relating to WP Domus GmbH and its subsidiaries are not included in this Report. The Registrant will file the required financial statements by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

     (b) Unaudited Pro Forma Financial Information

          The required pro forma financial information is not included in this Report. The Registrant will file the required pro forma financial information by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

     (c) Exhibits

          2.1 Sale and Purchase Agreement Regarding the Sale and Purchase of All Shares in WP Domus GmbH by and among WP Domus LLC, Mr. Peter Schultz and Mr. Wilhelm Kaiser, Invacare GmbH & Co. KG and Invacare Corporation dated as of July 31, 2004.

          2.2 Guarantee Letter Agreement of Warburg, Pincus Ventures, L.P. and Warburg, Pincus International, L.P. dated as of September 9, 2004.

          10.1 Bridge Credit  Agreement  dated as of September 1, 2004 among the
               Banks  named  therein,   Bank  One  NA,  as  Agent  and  Invacare
               Corporation.

          99.1 Press release dated September 9, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Invacare Corporation

                                        By: /s/ Gregory C. Thompson
                                        ---------------------------
                                        Gregory C. Thompson
                                        Senior Vice President and
                                        Chief Financial Officer



Date:  September 9, 2004